CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

E. Blake Moore Jr., President and Principal Executive Officer, and Joseph I. Benedek, Treasurer and Principal Financial Officer, of the First Investors Life Series Funds (the “Registrant”), certify, pursuant to 18 U.S.C. Section 1350 as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.  The Registrant’s periodic report on Form N-CSR of the First Investors Life Series Funds for the six months ended June 30, 2018, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.  The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ E. Blake Moore Jr. E. Blake Moore Jr. President and Principal Executive Officer, First Investors Life Series Funds	By: /s/ Joseph I. Benedek Joseph I. Benedek Treasurer and Principal Financial Officer, First Investors Life Series Funds

Dated: November 14, 2018	Dated: November 14, 2018